As filed with the Securities and Exchange Commission on April 4, 2006
Registration Statement No. 333-124469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLYCOGENESYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	33-0231238
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

 31 St. James Avenue
Boston, Massachusetts 02116
(617) 422-0674
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Frederick E. Pierce, II
Interim Chief Executive Officer
GlycoGenesys, Inc.
31 St. James Avenue
Boston, Massachusetts 02116
(617) 422-0674
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on the form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SHARES

GlycoGenesys, Inc. (the “Company”) originally registered the sale of shares of the Company’s common stock by certain selling stockholders contained in a Registration Statement on Form S-3 (File No. 333-124469) (the “Registration Statement”). The shares of common stock were registered to permit resales of such shares by the selling stockholders named in the Registration Statement.

The Company is deregistering those shares that remain unsold under the Registration Statement as of the date hereof. As a result of this deregistration, no shares of common stock remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 4, 2006.

GLYCOGENESYS, INC.

By:	/s/ Frederick E. Pierce, II
Frederick E. Pierce, II
Interim Chief Executive Officer and Vice President, Business Development

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick E. Pierce, II	Interim Chief Executive Officer and	April 4, 2006
Frederick E. Pierce, II	Vice President, Business Development (Principal Executive Officer)

/s/ John W. Burns	Senior Vice President, Chief Financial	April 4, 2006
John W. Burns	Officer, Treasurer, Secretary, Interim Chairman and Director (Principal Financial Officer)

/s/ Patrick J. Joyce	Controller	April 4, 2006
Patrick J. Joyce	(Principal Accounting Officer)

*	Director	April 4, 2006
Bradley J. Carver

*	Director	April 4, 2006
David W. Dube

*	Director	April 4, 2006
Theodore J. Host

*	Director	April 4, 2006
Michael E. Hanson

*By:	/s/ John W. Burns
Attorney-in-Fact